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
                             AYP Capital, Inc.
                    CONSOLIDATED STATEMENT OF INCOME
                  For 12 Months Ended December 31, 1996






       Description	                    	QTR	         	YTD	          	12MOS



Operating Revenues
       Svcs Rendered to Nonaffiliates		747,145.00     747,145.00	    747,145.00
						                                -----------   ------------   -------------
       Total Operating Revenues		      747,145.00  		 747,145.00  		 747,145.00
						                               ------------   ------------   -------------
Operating Expenses
       Fuel		                          727,499.42     727,499.42	    727,499.42
       Other Operations		            1,126,609.63   1,126,609.63   1,126,609.63
       Transmission & Distribution	 	   11,493.55      11,493.55	     11,493.55
       Customer Acctg & Services	      	87,174.98 	   	87,174.98      87,174.98
       Administrative & General	      	859,475.46   		859,475.46   		859,475.46
       Depreciation Expenses	          	11,272.20    		13,857.00 	   	13,857.00
       Taxes Other Than Income	        	30,450.14    		32,492.14 	   	32,492.14
       Income Taxes	               	(1,622,945.00)	(1,884,527.00)	(1,884,527.00)
						                              -------------  --------------   ------------
       Total Operating Expenses	    	1,231,030.38 	  	974,075.18 	  	974,075.18
						                              -------------  --------------   ------------
       Operating Income		             (483,885.38) 		(226,930.18) 		(226,930.18)
						                              -------------  --------------   ------------

Other Income & Deductions
       Other Income, net	              176,230.53 	 	(566,206.24)	 	(566,206.24)
                                    -------------  --------------   ------------
       Total Other Income & Deductions	176,230.53  		(566,206.24)	 	(566,206.24)

Interest Charges
       Interest on Other L-T Obligations
                                   		2,074,333.34 		2,074,333.34 		2,074,333.34
       Other Interest	                     	15.67 	       	15.67 	       	15.67
						                              -------------  --------------  -------------
       Total Nonoperating Activity	 	2,074,349.01 		2,074,349.01 		2,074,349.01
						                              -------------  --------------  -------------
       Net Income		                 (2,382,003.86)	(2,867,485.43) (2,867,485.43)
                                    ------------- 	--------------		-------------

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                                  Unaudited